EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANT'S CONSENT



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus pertaining to the Northeast Bancorp 1999 Stock Option Plan and to the incorporation by reference therein of our report dated July 30, 1999, with respect to the consolidated financial statements of Northeast Bancorp for the year ended June 30, 1999 incorporated by reference in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) on November 19, 1999.




                                                   /s/ BAKER NEWMAN & NOYES
                                                   -----------------------------
Portland, Maine                                        Limited Liability Company
March 2, 2000